Exhibit 10.34

FIRST AMENDMENT TO LEASE AGREEMENT

The parties to this First Amendment to Lease Agreement (the “Amendment”) are FOUNTAIN SQUARE ACQUISITION COMPANY LLC, a Delaware limited liability company (the “Landlord”), and FLEXSHOPPER, LLC, a North Carolina limited liability company authorized to transact business in Florida (the “Tenant”), who, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

1.                   Background.

1.1                Landlord and Tenant entered into that certain Office Lease dated August 7, 2013 (the “Lease”) for Suite 230, Fountain Square, 2600 North Military Trail, Boca Raton, Florida.

1.2                The parties have now agreed to relocate the Premises and extend the Lease Term.

1.3                Landlord and Tenant now wish to amend the Lease on the terms and conditions contained in this Amendment.

2.                   Definitions. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Lease, unless the context clearly indicates a contrary intent. If there is any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control. For purposes of this Amendment, the term “Date of this Amendment” shall mean the date on which this Amendment is executed by the last one of the parties to do so.

3.                   Lease Term. The Lease Term is extended so that it shall now expire 63 full calendar months following the Relocation Date (as defined below) (plus any partial calendar month in which the Relocation Date falls), as extended or sooner terminated under the terms of the Lease.

4.                   Relocation of Premises. Tenant presently occupies Suite 230 in the Building. Upon the Relocation Date, the definition of Premises for purposes of the Lease shall be amended to delete Suite 230 (the “Prior Premises”) and to include Suite 200, 2700 North Military Trail, in the Project (the “Relocation Space”), which is depicted in the sketch attached to this Amendment as EXHIBIT “A” and made a part of this Amendment. On or before the Relocation Date, Tenant shall surrender broom-clean possession of the Prior Premises. The Rentable Floor Area of the Relocation Space is conclusively deemed for all purposes under this Amendment and the Lease to be 6,803 square feet. All other terms of the Lease based on the Rentable Floor Area of the Premises shall be adjusted accordingly. This square footage figure includes an add-on factor for common areas in the Building and has been agreed upon by the parties as final and correct and is not subject to challenge or dispute by either party. From and after the Relocation Date, whenever the term Premises is used in the Lease or this Amendment it shall include only the Relocation Space.

4.1                Continuing Liability. Tenant shall remain liable for all rent and other amounts owed under the Lease for the Prior Premises through the Relocation Date and shall pay such amounts as they come due. Without limiting the generality of the foregoing, Tenant shall be responsible for any and all charges due under the Lease which accrue or are billed after the Relocation Date for the Prior Premises and relate to the period prior to and including the Relocation Date, such as additional rent for Operating Costs for the year in which the Relocation Date occurs in excess of the amounts previously paid by Tenant on account of Operating Costs for that year, which additional Operating Costs shall be billed after the actual Operating Costs for the year in which the Relocation Date occurs are finally determined.

4.2                      Relocation Date. The “Relocation Date” shall mean the earlier to occur of the date Tenant occupies any portion of the Relocation Space for the conduct of its business or the date Landlord delivers the Relocation Space to Tenant with the Tenant Improvements substantially completed. Substantial completion shall be deemed to have occurred on the date on which the Tenant Improvements have been substantially completed so that Tenant may use the Relocation Space for its intended purpose, notwithstanding that minor punch list items or insubstantial details concerning construction, decoration, or mechanical adjustment remain to be performed.

1

5.                   Base Rent. The Base Rent effective as of the Relocation Date shall be:

Period	Rate P/S/F Per Annum	Monthly Base Rent	Period Base Rent
Months 1 – 12	$17.00	$9,637.58	$115,651.00*
Months 13 – 24	$17.51	$9,926.71	$119,120.53
Months 25 – 36	$18.04	$10,227.18	$122,726.12
Months 37 – 48	$18.58	$10,553.31	$126,399.74
Months 49 – 60	$19.14	$10,850.79	$130,209.42
Months 61 – 63	$19.71	$11,173.93	$ 33,521.79

*Provided that Tenant is not in default of the Lease beyond any applicable grace period at any time during the abatement period, Tenant shall have a Rent credit in the amount of the Base Rent owed for the first three full calendar months following the Relocation Date, which credit shall be applied to the installments of Base Rent due for those months. Accordingly, if the Relocation Date occurs on a day other than the first day of the month, the prorated Rent for the first partial month of the Lease Term shall be due on the Relocation Date and the rent abatement period shall commence on the first day of the first full calendar month of the Lease Term following the Relocation Date and shall expire on the last day of the third full calendar month of the Lease Term following the Relocation Date. Tenant shall remain liable for all additional rent owed under the Lease during the rent abatement period, such as, but not limited to, Tenant’s Allocated Share of Operating Costs. The abatement of Base Rent provided for herein (“Free Rent”) is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. At any time during the Lease Term, if Tenant is in default under the Lease beyond any applicable grace period provided therefor, then the abatement of Base Rent provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease, the full amount of all Base Rent herein abated.

Base Rent amounts do not include applicable sales tax.

6.                   Allocated Share. As of the Relocation Date, Tenant's Allocated Share shall be increased to 2.81%.

7.                   Prepaid Rent. Upon execution of this Amendment by Tenant, Tenant shall deliver to Landlord the sum of $17,235.90 (Base Rent, Operating Costs and sales tax for the Relocation Space for the first month of the Lease Term following the Relocation Date for which rent is due and not abated, and rent and sales tax for the first month for the Temporary Space).

8.                   Parking. Effective as of the Relocation Date, Tenant shall be entitled to 24 Unreserved Parking Spaces.

9.                   Security Deposit. Upon execution of this Amendment by Tenant, Tenant shall deliver to Landlord the sum of $47,768.68 as an additional Security Deposit to be held by Landlord in accordance with the provisions of Article 22 of the Lease, for a total of $55,003.29 (last month’s gross rent of $17,296.63, plus applicable sales tax in the amount of $1,037.80, multiplied by 3 = $55,003.29, less current Security Deposit of $7,234.61 = $47,768.68). If Tenant fully and faithfully complies with all of the terms, covenants, and conditions of the Lease during the 15-month period following the Relocation Date, and if Tenant’s financial condition is equal to or better than its financial condition on the Date of this Amendment, then upon Tenant’s written request, one-third of the Security Deposit shall be returned to Tenant by Landlord; provided that, in no event shall the remaining Security Deposit amount be less than $36,668.86 at the time of the reduction.

10.                Construction of Relocation Space/Tenant Improvements.

10.1                  Definitions. “Tenant Improvements” shall mean the work described on the attached EXHIBIT “B” and the approved space plan (the “Space Plan”) dated October 6, 2013 and detailed in the construction plans prepared by Landlord’s architect, if any (the “Plans”). All changes or additions to the Tenant Improvements listed on Schedule 1 shall be considered a “change” under the Changes paragraph below.

2

10.2                  “Plans” shall mean the construction plans and specifications for the improvements to the Premises based on the approved space plan. Tenant will cooperate fully with Landlord and Landlord’s architect and engineer to facilitate the preparation of the construction Plans. Tenant will respond promptly to any requests for information submitted by Landlord and Landlord’s architect and engineer. Upon request by Landlord, Tenant will meet promptly with Landlord’s architect and engineer to review and discuss the construction Plans. Promptly following the completion of the Plans, Landlord shall cause the Plans to be delivered to Tenant for Tenant’s written approval. Tenant’s approval of the Plans shall not be unreasonably withheld. Tenant must notify Landlord of its approval or disapproval of the Plans within five business days of Landlord’s delivery thereof to Tenant. Tenant’s failure to respond to Landlord’s submission of the Plans within the five business-day period shall constitute a Delay as defined below.

10.3            Contractor. Landlord shall, in its sole discretion, select a general contractor to perform the Tenant Improvements, at Landlord’s sole cost and expense. Other than as set forth in the preceding sentence, Landlord has made no representation or promise as to the condition of the Relocation Space. Tenant has inspected the Relocation Space and is fully familiar with the physical condition of the Relocation Space, and shall, on completion of the Tenant Improvements, accept the Relocation Space in its then existing “as-is,” “where-is” condition. Landlord warrants that the Tenant Improvements shall be free from defects in materials and workmanship for a period of one year from the Relocation Date. Landlord shall correct any defects reported to it within the one year warranty period. Landlord has made no other warranty, express or implied, or representation as to fitness or suitability. Except under the express warranty provided in this paragraph, Landlord shall not be liable for any latent or patent defect in the Relocation Space. Subject to the provisions of Section 7.3 in the Lease, Landlord shall be responsible to repair all damage caused to the Premises (but not to Tenant’s personal property located therein) arising from defective conditions within the Building, roof, and electrical, plumbing and HVAC systems.

10.4                  Building Standard/Conflicts. All of the Tenant Improvements to be performed by Landlord shall incorporate Building standard materials, provided that, Landlord shall have the right to make reasonable substitutions. No allowance or credit shall be granted for any unused materials or any portion of the Tenant Improvements which is waived by Tenant. In the case of any conflict between the Tenant Improvements described in this Amendment and those shown in the Plans, the Plans shall control. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any Tenant Improvements in the Relocation Space except for the Tenant Improvements expressly set forth in this Amendment and in the Plans.

10.5                  Changes. Tenant shall have the right to make changes in the Tenant Improvements by submitting to Landlord written requests for changes and shall pay to Landlord the Work Cost for any such changes upon receipt of notice from Landlord as to the amount. Such payments by Tenant to Landlord shall not be considered additional rent. For purposes of changes, the terms “Work Cost” shall mean the aggregate of (i) engineering and architectural fees for the changes, plus (ii) filing fees, permit costs, governmental testing, and requirements of applicable law and governmental authorities incurred for or necessitated by the changes, including costs of compliance with the ADA resulting from the changes, plus (iii) the actual cost of the changes charged by the general contractor, plus (v) 5% of the total actual costs of the applicable Tenant Improvements representing Landlord’s fee for overhead and supervision.

10.6                  Tenant Delays. If Landlord or the general contractor is delayed in substantially completing the Tenant Improvements as a result of the occurrence of any Tenant Delay (as hereafter defined), then, for purposes of determining the Relocation Date, the date of substantial completion shall be deemed to be the day that the Tenant Improvements would have been substantially completed absent any Tenant Delay(s). For purposes of this provision each of the following shall constitute a “Tenant Delay”:

10.6.1       the time in excess of four months that the Contractor estimates it will take to construct the Tenant Improvements in accordance with the Plans if the delay is caused directly or indirectly by Tenant; or

10.6.2       performance by Tenant or a person or entity employed by Tenant in the completion of any work not included in the Tenant Improvements; or

3

10.6.3       any delay resulting from Tenant's having taken possession of the Relocation Space for any reason before substantial completion of the Tenant Improvements; or

10.6.4       Tenant's request for additional bidding or rebidding of the cost of all or a portion of the Tenant Improvements; or

10.6.5       any error in the Plans or other documents caused by Tenant, or its employees, agents, independent contractors, or consultants; or

10.6.6       any other delay chargeable to Tenant, or its employees, agents, independent contractors, or consultants.

10.7                  Additional Work. Landlord shall, at Tenant’s expense, re-paint the walls of the Premises selected by Tenant and marked with an “x” on Schedule 1.1 attached hereto with dry erase whiteboard paint. The walls will be painted above the chair rail, or in the case of no chair rail, above chair rail height. Tenant shall pay to Landlord upon execution of this Amendment the sum of $8,500.00 in full payment to Landlord for all costs of such painting. Such payment by Tenant shall not be considered additional rent.

10.8                  Additional Space and Work Not Covered. This Section shall not apply to any additional space added to the original Relocation Space at any time after the Date of this Amendment, whether under any options under the Lease or otherwise, or to any portion of the original Relocation Space or any additions to the original Relocation Space in the event of a renewal or extension of the initial Lease Term, whether under any options under the Lease or otherwise, unless expressly so provided in the Lease or an amendment to the Lease. Tenant shall perform all work not shown on Schedule I and the Plans at its sole expense.

10.9            Ongoing Work. Tenant acknowledges that Landlord will be performing the Tenant Improvements while Tenant is in possession of the Relocation Space. Accordingly, Tenant agrees to the following: (a) Landlord shall not be liable for, and Tenant shall have no claims against Landlord as to, any damages, costs, or expenses whatsoever relating in any way to the prosecution of the work while the Tenant is in occupancy of the Relocation Space, including, but not limited to, any alleged consequential, special, or punitive damages, or loss of use or business interruption damages of any kind, and no entry or activity by Landlord or performance of any work shall be deemed to be a constructive or actual eviction, and (b) Tenant will not delay, hamper, or impede in any manner the performance of the work, and at all times, Tenant shall grant access to the Relocation Space to Landlord, its employees, agents, and contractors relating to Landlord’s performance of the Tenant Improvements in the Relocation Space, and (c) no delay in completion of any Tenant Improvements described above shall affect or delay Tenant’s obligations to pay rent as and when set forth in this Amendment. Without limiting Tenant’s obligations, Tenant will relocate personnel from portions of the Relocations Space where work is being performed and will otherwise accommodate all requests of Landlord and its employees, agents, and contractors relating to prosecution of the work.

11.                Temporary Space. From and after the Date of this Amendment, as an accommodation to Tenant, Tenant may occupy, on a temporary basis, Suite 210, 2650 North Military Trail, in the Project, containing approximately 1,351 rentable square feet of space as depicted on EXHIBIT “C” (the “Temporary Space”) through the Relocation Date. Landlord has made no representation or promise as to the condition of the Temporary Space. Landlord shall not perform any alterations, additions, or improvements in order to make the Temporary Space suitable for Tenant. Tenant shall accept the Temporary Space “as-is, where-is,” and “with all faults,” without any warranty, express or implied, or representation as to fitness or suitability. Landlord shall not be liable for any latent or patent defect in the Temporary Space. Tenant shall pay rent in the amount of $500.00 per month for the Temporary Space. Except as otherwise provided in this article, Tenant’s occupancy and use of the Temporary Space shall be under all of the applicable provisions of the Lease. Tenant shall surrender broom clean possession of the Temporary Space to Landlord on or before the Relocation Date. If Tenant shall fail timely to vacate and surrender the Temporary Space, then, in addition to Landlord’s right to regain possession of the Temporary Space as provided in the Default article of the Lease, Tenant shall pay to Landlord, as liquidated damages, for each month or portion thereof during which Tenant continues to occupy the Temporary Space after the Commencement Date, a sum equal to $4,090.15 ($36.33 per rentable square foot per annum), plus applicable sales tax, it being agreed that the damage to Landlord resulting from the failure by Tenant to timely vacate and surrender the Temporary Space will be substantial and will be impossible of accurate measurement. Landlord may exhibit the Temporary Space to prospective tenants during Normal Business Hours. Tenant may not assign any of its rights as to, or sublet, the Temporary Space.

4

12.                No Further Extension or Cancellation. Tenant acknowledges that the Lease contains no further rights to extend or renew the Lease Term, or to terminate the Lease early (any of which rights are hereby expressly deleted), and that Tenant possesses no other rights to occupy the Premises beyond the date through which the Lease Term has been extended in this Amendment, and any such rights are hereby waived, void and of no further force or effect.

13.                Ratification. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease, as amended, contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises. Tenant certifies: (a) that it has no offsets, defenses, or claims as to its obligations under the Lease; (b) that there are no defaults existing under the Lease on the part of either Landlord or Tenant; and (c) there is no existing basis for Tenant to terminate the Lease. All future references to the Lease shall mean the Lease as modified by any and all prior amendments and by this Amendment.

14.                Broker. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder regarding the Premises, except Merin Hunter Codman, Inc. (“Landlord’s Broker”), who shall be paid by Landlord pursuant to a separate written agreement, provided that neither the foregoing nor anything else in the Lease is intended, or shall be construed, grant such Brokers any rights under the Lease or make them third party beneficiaries hereof. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any real estate broker other than the Landlord’s Broker with whom it has dealt in connection with this Amendment. The terms of this Article shall survive the expiration or earlier termination of the Lease.

15.                Miscellaneous Provisions. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed it and delivered it to Tenant. This Amendment constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Amendment. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Amendment are expressly merged into and superseded by this Amendment. The provisions of this Amendment may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this Amendment, neither party has relied upon any statement, representation, warranty, or agreement of the other party except for those expressly contained in this Amendment. The parties waive and release all claims and causes of action for fraud in the inducement or procurement of this Amendment it being their intent that this Amendment is incontestable on account of any claim of fraud, or for any other reason. The parties may amend this Amendment only by a written agreement of the parties that identifies itself as an amendment to this Amendment or the Lease. The parties may execute this Amendment in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or in PDF format is as effective as executing and delivering this Amendment in the presence of the other parties to this Amendment. This Amendment is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Amendment, a party must produce or account only for the executed counterpart of the party to be charged. Whenever placed before one or more items, the words “include,” “includes,” and “including” shall mean considered as part of a larger group, and not limited to the item(s) recited. Each party has reviewed this Amendment and all of its terms with legal counsel, or had an opportunity to review this Amendment with legal counsel, and is not relying on any representations made to him by any other person concerning the effect of this Amendment. This Amendment shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Amendment to be drafted. No inference shall be drawn from the modification or deletion of versions of the provisions of this Amendment contained in any drafts exchanged between the parties before execution of the final version of this Amendment that would be inconsistent in any way with the construction or interpretation that would be appropriate if the prior drafts had never existed.

5

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Date of this Amendment.

WITNESSES:

____________________________

Signature of Witness 1

____________________________

Print name of Witness 1

____________________________

Signature of Witness 2

____________________________

Print name of Witness 2

LANDLORD:

FOUNTAIN SQUARE ACQUISITION COMPANY LLC, a Delaware limited liability company

By: ____________________________________

Name: _________________________________

Title: __________________________________

Date Executed: _______________________________

____________________________

Signature of Witness 1

____________________________

Print name of Witness 1

____________________________

Signature of Witness 2

____________________________

Print name of Witness 2

TENANT:

FLEXSHOPPER, LLC, a North Carolina limited liability company

By: _________________________________________

Name: ______________________________________

Title: _______________________________________

Date Executed: _______________________________

6

EXHIBIT “A”

RELOCATION SPACE

7

exhibit “b”

space plan

8

SCHEDULE 1

tenant improvements

Landlord shall build out the Premises using Building standard materials in accordance with the Space Plan, including: new bathroom per plan, renovation of the existing bathroom, new upper/lower cabinets in the existing break room, new carpet/vinyl throughout the Premises, construction of walls per Space Plan and paint all walls within the Premises.

9

SCHEDULE 1.1

10

EXHIBIT “C”

TEMPORARY SPACE

REAFFIRMATION AND MODIFICATION OF GUARANTY

The undersigned Guarantor joins in the execution of the First Amendment to Lease Agreement to which this agreement is attached and specifically agrees as follows:

The undersigned Guarantor acknowledges that he has read and agrees to be bound by all of the terms of the First Amendment to Lease Agreement.

The undersigned Guarantor represents and warrants that he has no claims, offsets, or defenses whatsoever as to any of his obligations under the Guaranty executed by him in connection with the Lease.

The undersigned Guarantor restates, reaffirms, and confirms all of the terms and provisions of the Guaranty, including, but not limited to, all of the representations and warranties set forth in the Guaranty, all of which shall remain unmodified and in full force and effect, except that the Guaranty shall now include all amounts which may become due Landlord under the Lease, as modified by the First Amendment to Lease Agreement. The undersigned Guarantor guaranties payment of all such amounts in the manner and under the terms of the Guaranty.

LANDLORD AND GUARANTOR KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE GUARANTY AND THE LEASE

WITNESSES:

____________________________

Signature of Witness 1

____________________________

Print name of Witness 1

____________________________

Signature of Witness 2

____________________________

Print name of Witness 2

FLEXSHOPPER, INC., a Delaware corporation, f/k/a ANCHOR FUNDING SERVICES, INC.

By:____________________________________________

Name:_________________________________________

Title:__________________________________________

[CORPORATE SEAL]

Guarantor’s Address:

_____________________________________________

_____________________________________________

Date:_________________________________________

11

LIMITED LIABILITY COMPANY RESOLUTIONS

The undersigned Manager of FLEXSHOPPER, LLC, a North Carolina limited liability company (the “Company”) , hereby certifies that the following is a true and correct copy of Resolutions adopted at a duly called meeting of the Members and Managers of the Company held on _________________, 2013, at which a quorum of Members and Managers were present and voting throughout:

“BE IT RESOLVED that this Company enter into a First Amendment to Lease Agreement with FOUNTAIN SQUARE ACQUISITION COMPANY LLC, a Delaware limited liability company (‘Landlord’) for space in Fountain Square, 2600 North Military Trail, Boca Raton, Florida 33410.

“BE IT FURTHER RESOLVED that the Manager or Managing Member or any other member of this Company, acting singly or together, be and hereby is and are authorized and directed to negotiate the specific terms and conditions of the Amendment and the Rent and charges in connection therewith and to execute and deliver on behalf of this Company the Amendment, security agreements, financing statements, certificates, estoppels, subordination, attornment, and non-disturbance agreements, and such other documents as may be necessary or required by Landlord with respect to the Amendment.

“BE IT FURTHER RESOLVED, that the foregoing Resolutions are in conformity with the Articles of Organization and the Regulations of the Company, and are within its powers. The authority given under these Resolutions shall be deemed retroactive to the extent necessary or convenient for the full effectuation of these Resolutions. In such event, all acts performed prior to the adoption of these Resolutions, but which are necessary or convenient for the full effectuation of these Resolutions, are hereby ratified, adopted, and affirmed. The authority conferred by these Resolutions shall continue in full force and effect until actual written notice of revocation of these Resolutions shall have been received by the Landlord.”

I FURTHER CERTIFY (i) that the above Resolutions were duly and regularly enacted at a meeting of the Members and Managers called for that purpose and held in accordance with the Articles of Organization and Regulations of the Company and the statutes of the State of North Carolina; (ii) that the Members and Managers of the Company have full power and authority to bind the Company pursuant thereto; and (iii) that the Resolutions are in full force and effect and have not been altered, modified, or rescinded in any way.

IN WITNESS WHEREOF, I have affixed my name as ________________ of the Company, and have affixed the seal of the Company this ____ day of _________________, 2013.

___________________________________________

12